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                                                                   EXHIBIT 3.1.1

                             AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               FLORIDA BANKS, INC.

        Pursuant to Section 607.1003 and Section 607.1007 of the Florida Business Corporation Act these Amended and Restated Articles of Incorporation were approved by the Board of Directors and the Shareholders of the Corporation on May 18, 1998 and June 4, 1998, respectively.


                                       I.

        The corporate name that satisfies the requirements of 607.0401 is Florida Banks, Inc.

                                       II.

        The Corporation is organized for the following purpose or purposes:

        To act as a bank holding company and, to the extent permitted under applicable federal and state laws, now or hereafter existing, to engage in such business as related to banks and to bank holding companies and their activities;

        To acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares, or voting trust certificates or depository receipts for shares, or capital stock of, or any bonds, notes debentures or other evidence of indebtedness, options, warrants or other securities issued by any other business of any lawful character, including, but not limited to, banks and other businesses providing goods or services related to banking;

        To acquire and hold other investment assets and to engage in any lawful activities related thereto;

        To acquire, own interest in and otherwise participate in and exercise ownership rights in joint ventures, partnerships, limited partnerships, trusts, corporations, unincorporated associations and other entities for the furtherance of all corporate activities; to borrow and to lend money and to buy, sell, guarantee and otherwise deal in the obligations of others and conduct financing, brokerage, and discount and factoring businesses in connection with the foregoing or otherwise;

        In general, to carry on any other lawful business whatsoever, and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the Florida Business Corporation Act.


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                                      III.

        The corporation shall have authority to issue 31,000,000 shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights;

        A. Common Stock. One class shall consist of 30,000,000 shares of common stock of $.01 par value, designated "Common Stock." The holders of Common Stock shall be entitled to elect all of the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation.

        B. Preferred Stock. One class shall consist of 1,000,000 shares of preferred stock of $.01 par value, designated "Preferred Stock." The Board of Directors of the Corporation shall be empowered to divide any and all shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established in accordance with
Section 607.062 of the Florida Business Corporation Act, including (i) the distinctive designation of such series and the number of shares which shall constitute such series; (ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series; (iii) the time or times when and the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, if any, for the purchase or redemption of such shares; (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether all or a portion is paid before any amount is paid on the Common Stock; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and (vi) whether the shares of such series have voting rights and the extent of such voting rights, if any.

        The Board of Directors shall have the power to reclassify any unissued shares of any series of Preferred Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, including but not limited to, but subject to the limitations described in, the above provisions.

        Any action by the Board of Directors in authorizing the issuance of Preferred Stock and fixing and determining the provisions thereof is hereby ratified and approved.

                                       IV.

        The street address of the registered office of the Corporation is c/o CT Corporation System, 1200 South Pine Island Road, City of Planation, Florida 33324, and the name of its initial registered agent at such address is CT Corporation System.


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                                       V.

        The street address and mailing address of the initial principal office of the Corporation is c/o Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, N.E., Suite 3100, Atlanta, Georgia 30309.

                                       VI.

        A. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors; provided, however that the number of directors fixed by the Board of Directors shall not be less than two
(2) or more than twenty-five (25).

        B. Concurrent with the adoption of these Articles of Incorporation, the Board of Directors, other than those who may be elected by the holders of preferred stock or any class or series of stock having a preference over the common stock as to dividends or upon liquidation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible: (i) one class ("Class I") of directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, (ii) another class of directors ("Class II") to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, and (iii) another class of directors ("Class III") to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, with each member of each class to hold office, until his successors are elected and qualified. At each annual meeting of the stockholders of the Corporation the date of which shall be fixed by or pursuant to the Bylaws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

        C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, if any vacancy shall occur in the membership of the Board by reason of newly created directorships or resulting from the resignation, disqualification, retirement or death of a director, the remaining directors shall continue to act, and such vacancies may be filled by the affirmative vote of the majority of the directors then in office, although less than a quorum of the Board, and if not therefore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. If any vacancy shall occur among the directors by reason of the removal from office of a director, such vacancy shall be filled by the vote of three-fourths (3/4) of the outstanding shares of each class of stock entitled to vote in elections of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Any increase or decrease in the number of directors shall be so apportioned among the classes of directors as to make all classes as nearly equal in number as possible.

        D. Notwithstanding the foregoing provisions of this Article VI, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.


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        E. Notwithstanding any other provisions of these Articles of
Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of at least three-fourths (3/4) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Articles of Incorporation inconsistent with, this Article VI. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

                                      VII.

        The Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, relating to affiliated transactions.

                                      VIII.

        In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Florida or any other provision of these Articles of Incorporation or otherwise, the affirmative vote or consent of the holders of not less than two-thirds (2/3) of the shares of each class of stock of the Corporation entitled to vote in elections of directors shall be required to authorize, adopt or approve a Covered Transaction; however, the provisions of this Article VIII shall not apply to any Covered Transaction referred to in this Article VIII with any Interested Person if the Covered Transaction is approved by three-fourths (3/4) of the entire membership of the Board of Directors of the Corporation, in which event the affirmative vote of not less than a majority of the holders of each class of stock of the Corporation entitled to vote in elections of directors shall be required.

        For the purpose of this Article VIII:

           1. "Affiliate" and "associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

          2. A person shall be the "beneficial owner" and "beneficially owns" shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of securities of the Corporation.


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           3.     "Covered Transaction" is:

                (a) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

                (b) any sale, lease or other disposition of all or any substantial part (assets having an aggregate fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof;

                (c) any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash); or

                (d)        the liquidation of the Corporation.

           4. "Interested Person" is any person which, as of the record date for the determination of shareholders entitled to notice of any Covered Transaction and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of any Covered Transaction, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

           5. "Person" is any individual, partnership, corporation or other entity.

           6. "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

      No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article VIII, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Florida in effect at the time, shall receive the affirmative vote or consent of the holders of three-fourths (3/4) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                       IX.

        A. In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Florida or any other provision of these Articles of Incorporation or otherwise, there shall be required for the approval, adoption or authorization of a Business Combination with an Interested Person the affirmative vote or consent of the holders of a majority of the shares of each class of stock of the Corporation entitled to vote in elections of


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directors considered separately for the purposes of this Article IX, which are not beneficially owned, directly or indirectly, by such Interested Person; provided, however, that said majority voting requirements shall not be applicable if all of the conditions specified in subparagraphs (1), (2) and (3) below are met:

                1. The consideration to be received per share for each class of stock in such Business Combination by holders of the stock of the Corporation is payable in cash or Acceptable Securities, or a combination of both, and such consideration has a fair market value per share with respect to each class of the Corporation's stock of not less than either:

                   (a) the highest price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by said Interested Person in acquiring any of the Corporation's stock of that class; or

                   (b) a price per share obtained by multiplying the aggregate earnings per share of stock of the Corporation (appropriately adjusted for any subdivision of shares, stock dividend or combination of shares during the period) for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes or consents on such Business Combination by the figure obtained by dividing the highest per share price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by such Interested Person in acquiring any of the Corporation's stock by the aggregate earnings per share of the Corporation for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of five percent (5%) or more of the outstanding stock of the Corporation entitled to vote in elections of directors.

                If any securities were issued by an Interested Person in exchange for stock of the Corporation prior to the proposed Business Combination, the fair market value of said securities at the time of issue shall be used in determining the per share price paid for said stock.

                2. After the Interested Person has become the beneficial owner of five percent (5%) or more of the stock of the Corporation entitled to vote in the election of directors and prior to the consummation of such Business Combination, there shall have been no reduction in the rate of dividends payable on the Corporation's stock which would result in a quarterly dividend rate per share which is less than the average quarterly dividend rate per share for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of said five percent (5%) or more of the stock of the Corporation, unless such reduction in the rate of dividends has been approved by three-fourths (3/4) of the entire membership of the Board of Directors of the Corporation. For the purposes of this paragraph, "quarterly dividend rate per share" for any quarterly dividend shall be equal to the percentage said quarterly dividend per share bears to the earnings per share for the four full fiscal quarters immediately preceding the declaration of said quarterly dividend.

                3. The consideration to be received by shareholders who are not Interested Persons shall be in cash or in the same form as the Interested Person has previously paid for shares of such class of stock; if the Interested Person has paid for shares of any class of any stock with varying


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forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it.

        B.      For the purposes of this Article IX:

                1. "Acceptable Securities" shall mean (a) securities of the same class or series, with the same rights, powers and benefits and of the same denomination, term and interest, or dividend, if any, as the securities issued and delivered by the Interested Person in exchange for the majority of the stock of the corporation acquired by the Interested Person, or (b) the class of common stock of the Interested Person which is beneficially owned by most persons.

                2. "Affiliate" and "associate" shall have the respective meanings given those terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

                3. A person shall be the "beneficial owner" and "beneficially own" shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates or associates beneficially own, directly or indirectly, whether of record or not,
(b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants, or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

                4. "Business Combination" is:

                   a. any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

                   b. any sale, lease or other disposition of all or any substantial part (assets having a fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof; or

                   c. any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration of or in exchange for any securities or other property (including cash).

                5. "Interested Person" is any person which, as of the record date for the determination of shareholders entitled to notice of any Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, immediately prior to the


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consummation of any Business Combination, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

                6. "Person" is an individual, partnership, corporation or other entity.

                7. "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

        C. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article IX, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Florida in effect at the time, shall receive the affirmative vote or consent of the holders of three-fourths (3/4) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                       X.

        A. The Board of Directors of the Corporation, when evaluating any offer of another individual, firm, corporation or other entity ("Person") (a) to make a tender or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with such other Person, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (such offers individually referred to as an "Acquisition Proposal"), shall, in connection with the exercise of its business judgment in determining what is in the best interest of the Corporation and its Shareholders, give due consideration to all relevant factors, including without limitation, the consideration being offered in the Acquisition Proposal in relation to the then-current market price of the Corporation's stock, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and on the communities in which the Corporation operates or is located and the desirability of maintaining independence from any other business or business entity; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide any constituency any right to be considered.

        B. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article X, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Florida in effect at the time, shall receive the affirmative vote or consent of the holders of three-fourths (3/4) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                       XI.

        No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that to the extent required by applicable law,


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this Article shall not eliminate or limit the liability of a director (i) for a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) for any transaction from which the director derived an improper personal benefit, (iii) for unlawful distributions to shareholders of the Corporation in violation of Section 607.06401 of the Florida Business Corporation Act, or (iv) for willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure judgment in its favor or in a proceeding by or in the right of a shareholder. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                      XII.


        Except as otherwise specifically provided herein, these Articles of Incorporation may be amended, altered, changed or repealed only by the affirmative vote or consent of the holders of at least one-half (1/2) of the shares of each class of stock of the Corporation entitled to vote in elections of directors.



                                             Signed this 5th day of June, 1998

                                             FLORIDA BANKS, INC.


                                             By: /s/  Nancy E. LaFoy
                                                --------------------------------
                                                      Nancy E. LaFoy
                                                      Secretary and Treasurer


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                                   APPENDIX A

                            SERIES A PREFERRED STOCK

         1. Designation. 600,000 shares of the preferred stock, par value, $0.01 per share, stated value $10.00 per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and having relative rights and preferences to all other classes and series of the capital stock of the Corporation as set forth herein.

         2.       Dividends.

                  No dividends or other distributions shall be declared or payable with respect to Series A Preferred Stock.

         3.       Preference on Liquidation.

                  (a) Liquidation Preference for Series A Preferred Stock. In the event that the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution of the assets of the Corporation shall be made to the holders of shares of Common Stock or other Junior Securities (as hereinafter defined)(and no monies shall be set apart for such purpose) unless (i) prior thereto, the holders of shares of Series A Preferred Stock shall have received from the assets of the Corporation an amount per share having a value equal to not less than $10.00 (the "Series A Liquidation Preference").

                  (b) Pro Rata Payments. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Series A Liquidation Preference for each share of Series A Preferred Stock then outstanding and the full liquidating payments on all Parity Securities (as hereinafter defined) then the assets of the Corporation remaining after the distribution to holders of any Senior Securities (as hereinafter defined) of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series A Preferred Stock and of any Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

                  (c) Sale not a Liquidation. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations or other Person (as hereinafter defined) shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (d) Notice of Liquidation. Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date specified therein, to the holders of record of the Series A Preferred Stock at their respective addresses as shall appear on the records of the Corporation.

                  Voting. Except as otherwise provided by law, the shares of the Series A Preferred Stock shall have no voting rights.

         4.       Redemption.

                  (a) Redemption Price. Any redemption of the Series A Preferred Stock pursuant to this Section 5 shall be at a price equal to $10.00 per share (the "Redemption Price").

                  (b) Optional Redemption. At the option of the Corporation, shares of the Series A Preferred Stock may be redeemed at any time as a whole or in part from time to time, out of funds legally available therefor, at a cash redemption price of $10.00 per share.

                  (c) Procedures for Redemption. In the event the Corporation shall elect to redeem shares of Series A Preferred Stock pursuant to Section 5(b), the Corporation shall give written notice of such redemption by first class mail, postage prepaid, mailed not less than thirty (30) nor more than ninety (90) days prior to the Redemption Date (as hereinafter defined), to each holder of record of the shares to be redeemed, at such holder"s address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the date on which the shares of the Series A Preferred Stock shall be redeemed (the "Redemption Date"); (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that payment will be made upon presentation and surrender of such Series A Preferred Stock; and (vi) that such redemption is mandatory. Notice having been mailed as aforesaid, from and after the Redemption Date, unless the Corporation shall be in default in the payment of the Redemption Price (A) shares of Series A Preferred Stock shall be deemed no longer outstanding, and (B) all rights of the holders thereof as stockholders of the Corporation

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


(except the right to receive from the Corporation any moneys payable upon redemption without interest thereon) shall cease.

                  Upon surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer with signatures guaranteed), such shares shall be redeemed by the Corporation at the applicable Redemption Price.

         5. Shares to be Retired. Any share of Series A Preferred Stock repurchased or otherwise acquired by the Corporation shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series A Preferred Stock.

         6. Definitions. As used herein, the following terms shall have the respective meanings set forth below:

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Florida.

                  "Common Stock" means the Corporation's Common Stock, $.01 par value per share, and any stock into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

                  "Junior Securities" means the Common Stock and any other class of capital stock or series of preferred stock hereafter created by the Corporation which does not expressly provide that it ranks senior to or pari passu with the Series A Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

                  "Parity Securities" mean any class of capital stock or series of preferred stock hereafter created by the Corporation which expressly provides that it ranks pari passu with the Series A Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

                  "Person" or "person" shall mean an individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

                  "Senior Securities" means any class or series of capital stock, debt instrument or security convertible into capital stock or debt securities of the Corporation other than Parity Securities or Junior Securities.


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


                  "Series A Liquidation Preference" shall have the meaning set forth in Section 3(a).

                  "Series A Preferred Stock" shall have the meaning set forth in
         Section 1.

         7. Notices. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of (x) receipt of such notice, (y) two Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) or (z) the Business Day following the date such notice is put in the possession of an overnight courier, in any case with postage or delivery charges prepaid, addressed: if to the Corporation, to its temporary offices at 9755 Dogwood Road, Suite 310, Roswell, Georgia 30075, Attention: Nancy E. LaFoy, Secretary and Treasurer of the Corporation, or to an agent of the Corporation designated as permitted by the Articles of Incorporation, or, if to any holder of the Series A Preferred Stock, to such holder at the address of such holder of the Series A Preferred Stock as listed in the stock record books of the Corporation.


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